FORM OF FORBES ENERGY SERVICES LTD.
COMPENSATION RECOUPMENT POLICY

Executive Agreement

This AGREEMENT (this "Agreement") is entered into effective as of [_________], 2012, by and between Forbes Energy Services Ltd. (the "Company") and [__________] (the "Executive"), to acknowledge the Executive's agreement to comply with the Company's Compensation Recoupment Policy (the "Policy") that was recommended by the Compensation Committee and adopted by the Board of Directors of the Company (the "Board") on [________________], 2012.

1.
The Executive understands and agrees that the Policy applies to all incentive-based compensation that has been paid or will be paid to the Executive and that is captured by the Dodd-Frank Wall Street Reform and Consumer Protection Act, including any regulations or rules promulgated thereunder (the "Covered Compensation"). The Executive further understands and agrees that the Policy may be amended from time to time by the Board, in its sole discretion, and that this Agreement shall apply to the Policy as amended.

2.	By signing below, the Executive hereby acknowledges and agrees that:

•	He or she has received the Policy, has had an adequate opportunity to review (and consult with legal counsel) the Policy, and fully understands the Policy;

•	If required by the Policy, the Covered Compensation shall be subject to forfeiture and/or reimbursement to the Company, as determined in the sole discretion of the Board (or a committee thereof);

•
He or she shall, upon receiving notice from the Board (or a committee thereof), take immediate and prompt action to effectuate any forfeiture and/or reimbursement that is required pursuant to the Policy;

•
The Policy applies to all Covered Compensation notwithstanding the terms (consistent or otherwise) of any existing or future compensation plan or arrangement, and notwithstanding the terms (consistent or otherwise) of any employment agreement, to which the Executive is a party; and

•
Any determination of the Board (or a committee thereof) in respect to the interpretation or application of the Policy to the Executive shall be conclusive and binding, and application of the Policy need not be applied uniformly among the executives.

3.	The Policy and this Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas.

IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement effective as of the day and year first written above.

EXECUTIVE                        FORBES ENERGY SERVICES LTD.

Print Name:                         By:

Sign Name:                         Its: